SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – February 20, 2007

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On February 20, 2007, AK Steel Corporation (the “Company”) entered into a Loan and Security Agreement with Bank of America, N.A., as Administrative and Collateral Agent, Wachovia Capital Finance Corporation (Central), as Syndication Agent, General Electric Capital Corporation, JPMorgan Chase Bank, N.A., and Fifth Third Bank, as Co-Documentation Agents, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Agent, and the lenders from time to time parties thereto as Lenders (the “Loan and Security Agreement”) for an $850 million, five-year senior secured revolving credit facility (the “Credit Facility”). Borrowings under the Credit Facility will be used for general corporate purposes.

The Company’s obligations under the Credit Facility will be secured by the Company’s inventory and accounts receivable and will be guaranteed by its parent company and two of its subsidiaries. Availability of borrowings under the Credit Facility from time to time is subject to a borrowing base calculation based upon a valuation of the Company’s eligible inventories (including raw materials, finished and semi-finished goods, work-in-process inventory, and in-transit inventory) and eligible accounts receivable, each multiplied by an applicable advance rate. Borrowings under the Credit Facility will bear interest at a base rate or, at the Company’s option, LIBOR, plus an applicable margin ranging from 0.00% to 0.75% per annum in the case of base rate borrowings, and 1.00% to 1.75% per annum in the case of LIBOR borrowings. The applicable interest rate margin percentage will be determined by the average daily availability of borrowings under the Credit Facility. In addition, the Company is required to pay a commitment fee on the undrawn commitments under the Credit Facility from time to time at an applicable rate of 0.25% per annum according to the average daily balance of borrowings under the Credit Facility during any month. The Credit Facility contains representations and warranties, affirmative, restrictive and financial covenants, and events of default (applicable to the Company, its parent and its subsidiaries) which are customary for credit facilities of this type.

On February 20, 2007, outstanding letters of credit under the Credit Facility totaled $166,684,259.24.

A copy of the Loan and Security Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 20, 2007, the Company terminated its $400 million, five-year revolving credit facility (the “$400 Million Facility”), entered into on July 24, 2003, among a syndicate of lenders, with Credit Suisse First Boston as Lead Arranger, Book Running Manager, and Administrative Agent. The $400 Million Facility was secured by the Company’s inventory and accounts receivable. Copies of the credit agreement documents for the $400 Million Facility were filed by AK Steel Holding Corporation as Exhibits 4.1, 4.2, and 4.3 to the July 24, 2003 Current Report on Form 8-K (File No. 1-13696).

On February 20, 2007, the Company also terminated its $300 million revolving credit facility (the “$300 Million Facility”), entered into on May 27, 2004, among a syndicate of lenders, with

General Electric Capital Markets Group, Inc., as Lead Arranger, and General Electric Capital Corporation, as Administrative Agent. The $300 Million Facility was secured by the Company’s accounts receivable and was due to mature on July 25, 2007. Copies of the credit agreement documents for the $300 Million Facility were filed by AK Steel Holding Corporation as Exhibits 4.1, 4.2, and 4.3 to the May 27, 2004 Current Report on Form 8-K (File No. 1-13696).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are contained in Item 1.01, above, and are incorporated as if fully restated herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit:

99.1	Loan and Security Agreement dated as of February 20, 2007, among AK Steel Corporation, as Borrower, Certain Financial Institutions, as Lenders, Bank of America, N.A., as Administrative and Collateral Agent, Wachovia Capital Finance Corporation (Central), as Syndication Agent, General Electric Capital Corporation, JPMorgan Chase Bank, N.A., and Fifth Third Bank, as Co-Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: February 23, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Loan and Security Agreement dated as of February 20, 2007, among AK Steel Corporation, as Borrower, Certain Financial Institutions, as Lenders, Bank of America, N.A., as Administrative and Collateral Agent, Wachovia Capital Finance Corporation (Central), as Syndication Agent, General Electric Capital Corporation, JPMorgan Chase Bank, N.A., and Fifth Third Bank, as Co-Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Agent